Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Ameris Bancorp of our reports dated January 27, 2005, except for Note 20 as to which the date is February 15, 2005, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appears in the Annual Report on Form 10-K of Ameris Bancorp for the year ended December 31, 2004.

/s/ Mauldin & Jenkins, LLC

Albany, Georgia

January 24, 2006